SUBSIDIARIES OF THE REGISTRANT
(AS OF MARCH 15, 2005)

NAME	STATE OF INCORPORATION

The German American Bank	Indiana
GAB Investment Company, Inc.	Nevada
GAB Investment Center, Inc.	Nevada
GAB Investments, LLC	Nevada
First American Bank	Indiana
First Title Insurance Company	Indiana
FAB Investment Company, Inc.	Nevada
FAB Investment Center, Inc.	Nevada
FAB Investments of Nevada, LLC	Nevada
First State Bank, Southwest Indiana	Indiana
German American Reinsurance Company, Ltd.	Turks and Caicos Islands
GAB Mortgage Corp	Indiana
German American Holdings Corporation	Indiana
Financial Services of Southern Indiana, Inc.	Indiana
Citizens State Bank	Indiana
CSB Investment Company, Inc.	Nevada
CSB Investment Center, Inc.	Nevada
CSB Investments, LLC	Nevada
Peoples Bank	Indiana
Peoples Investment Center	Indiana
PB Investment Company, Inc.	Nevada
PB Investment Center, Inc.	Nevada
PB Investments of Nevada, LLC	Nevada
German American Financial Advisors & Trust Company	Indiana
German American Insurance, Inc.	Indiana

Exhibit 21